EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78069, 333-78071, 333-78073, 333-31224, 333-54486, 333-54488, 333-54490, 333-90498, 333-90500, 333-90502, 333-116385, 333-116387, 333-116389, and 333-127221) and Form S-3 (No. 333-34450 and 333-109753) of MKS Instruments, Inc. of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2009